Exhibit 10.1

FIRST AMENDMENT TO THE
FIRST MID-ILLINOIS BANCSHARES, INC.
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
WHEREAS, First Mid-Illinois Bancshares, Inc. (the “Company”) maintains the First Mid-Illinois Bancshares, Inc. Amended and Restated Deferred Compensation Plan (the “Plan”); and
WHEREAS, pursuant to the authority set forth in Section 11 of the Plan, the Company deems it desirable to amend the Plan.
NOW, THEREFORE, the Plan is amended in the following respects, effective as of October 1, 2018:
1.    The first sentence of Section 3 of the Plan is amended to read as follows:
The Plan shall be administered by a committee which shall be comprised solely of two or more directors who are “non-employee directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) appointed by the Board (the “Committee”).
2.    The second sentence of Section 5 is amended to read as follows:
After taking into account a 2-for-1 stock split in 1997, a 3-for-2 stock split in 2001, a 3-for-2 stock split in 2004, and a 3-for-2 stock split in 2007, the aggregate number of Shares which may be distributed to directors and employees under the Plan is 675,000.
3.    Section 6 of the Plan is amended to read as follows:
6.    ELECTION TO DEFER PAY
(a)    IN GENERAL. Each Participant shall be entitled to make an annual irrevocable election to defer receipt of all or a part of the fees or compensation payable to him or her in cash (“Pay”). Such election shall continue in effect through the end of the calendar year for which the election is effective. Pay with respect to which a deferral election has been made shall be referred to hereinafter as “Deferred Pay.”
(b)    MANNER OF ELECTION. An election to defer receipt of Pay shall be made in writing in accordance with such rules and procedures as the Committee may prescribe, provided that: (i) each such election made by a key officer to defer cash compensation shall include the percentage to be deferred, either 5%, 10% or 15% of base salary or 25% increments of incentive compensation, of Pay from the Company or affiliate which becomes payable; and (ii) each such election made by a director or advisory director to defer fees shall include all fees receivable.

(c)    TIMING OF ELECTION.
(i)    An election to defer receipt of base salary or fees earned for a calendar year must be made prior to the beginning of each calendar year for which such amounts will be paid and shall become irrevocable for a calendar year on the December 31 preceding such calendar year.
(ii)    An election to defer receipt of annual incentive compensation that is not performance-based compensation (as defined in Code Section 409A and regulations thereunder) must be made prior to the calendar year during which the services related to the incentive compensation are performed and shall become irrevocable for a calendar year on the December 31 preceding such calendar year.
(iii)    An election to defer annual performance-based incentive compensation (as defined in Code Section 409A and regulations thereunder) must be made no later than six months before the end of the performance period during which the services related to the incentive compensation are performed (provided that such performance period is not less than 12 months in duration) and shall become irrevocable for a performance period on the day immediately prior to the beginning of such six month period.
(iv)    The Committee in its sole discretion may restrict a Participant’s ability to make or change a deferral election if necessary to comply with any Company policy.
4.    The last sentence of Section 7(a) is amended to read as follows:
The price at which any Shares are purchased with Deferred Pay shall be the actual purchase price (if purchased on the open market) or the price as determined in good faith by the Board.
IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed on its behalf, by its officer, duly authorized, on this 25th day of September, 2018.
FIRST MID-ILLINOIS BANCSHARES, INC.

By:     /s/ Joseph R. Dively

Its:     Chairman, President and Chief Executive Officer